MACOM Reports Fiscal Second Quarter 2025 Financial Results

LOWELL, MA, May 8, 2025 – MACOM Technology Solutions Holdings, Inc. (“MACOM”) (Nasdaq: MTSI), a leading supplier of semiconductor products, today announced its financial results for its fiscal second quarter ended April 4, 2025.
Second Quarter Fiscal Year 2025 GAAP Results
•Revenue was $235.9 million, an increase of 30.2%, compared to $181.2 million in the previous year fiscal second quarter and an increase of 8.1% compared to $218.1 million in the prior fiscal quarter;
•Gross margin was 55.2%, compared to 52.5% in the previous year fiscal second quarter and 53.7% in the prior fiscal quarter;
•Income from operations was $34.9 million, or 14.8% of revenue, compared to income from operations of $15.4 million, or 8.5% of revenue, in the previous year fiscal second quarter and income from operations of $17.5 million, or 8.0% of revenue, in the prior fiscal quarter; and
•Net income was $31.7 million, or $0.42 income per diluted share, compared to net income of $15.0 million, or $0.20 per diluted share, in the previous year fiscal second quarter and net loss, which includes a one-time, primarily non-cash, charge of $193.1 million loss on extinguishment of debt related to the previously-announced refinancing of a portion of MACOM’s 0.25% convertible senior notes due 2026, of $167.5 million, or $2.30 loss per diluted share, in the prior fiscal quarter.

Second Quarter Fiscal Year 2025 Adjusted Non-GAAP Results
•Adjusted gross margin was 57.5%, compared to 57.1% in the previous year fiscal second quarter and 57.5% in the prior fiscal quarter;
•Adjusted income from operations was $59.8 million, or 25.4% of revenue, compared to adjusted income from operations of $40.2 million, or 22.2% of revenue, in the previous year fiscal second quarter and adjusted income from operations of $55.4 million, or 25.4% of revenue, in the prior fiscal quarter; and
•Adjusted net income was $64.3 million, or $0.85 per diluted share, compared to adjusted net income of $43.2 million, or $0.59 per diluted share, in the previous year fiscal second quarter and adjusted net income of $59.5 million, or $0.79 per diluted share, in the prior fiscal quarter.
Management Commentary
“Exceptional teamwork across the entire MACOM organization enabled our solid Q2 performance,” said Stephen G. Daly, President and Chief Executive Officer, MACOM.
Business Outlook
For the fiscal third quarter ending July 4, 2025, MACOM expects revenue to be in the range of $246 million to $254 million. Adjusted gross margin is expected to be between 56.5% and 58.5%, and adjusted earnings per diluted share is expected to be between $0.87 and $0.91 utilizing an anticipated non-GAAP income tax rate of 3% and 76.5 million fully diluted shares outstanding.
Conference Call
MACOM will host a conference call on Thursday, May 8, 2025, at 8:30 a.m. Eastern Time to discuss its fiscal second quarter 2025 financial results and business outlook. Investors and analysts may visit MACOM's Investor Relations website at https://ir.macom.com/events-webcasts to register for a user-specific access code for the live call or to access the live webcast. A replay of the call will be available within 24 hours and remain accessible by all interested parties for approximately 90 days.

About MACOM
MACOM designs and manufactures high-performance semiconductor products for the Industrial and Defense, Data Center and Telecommunications industries. MACOM services over 6,000 customers annually with a broad product portfolio that incorporates RF, Microwave, Analog and Mixed Signal and Optical semiconductor technologies. MACOM has achieved certification to the IATF16949 automotive standard, the AS9100D aerospace standard, the ISO9001 international quality standard and the ISO14001 environmental management standard. MACOM operates facilities across the United States, Europe, Asia and is headquartered in Lowell, Massachusetts.
Special Note Regarding Forward-Looking Statements
This press release and the associated earnings call contains forward-looking statements. These forward-looking statements include, among others, statements about MACOM’s strategic plans, priorities and long-term growth drivers, our ability to execute our long-term strategy, strengthen our position and drive market share gains and growth, our ability to develop new products, achieve market acceptance of those products and better address certain markets, expand our capabilities and extend our product offerings, including through the acquisitions of ENGIN-IC, Inc., Linearizer Communications Group and the radio frequency (RF) business of Wolfspeed, Inc., including our ability to effect the transfer of and effectively integrate the Research Triangle Park, North Carolina RF business fabrication facility, and through the establishment and growth of our European Semiconductor Center and potential collaboration and sales opportunities with private and public sector partners resulting therefrom, and the teams’ capabilities and technologies and expansion thereof and any potential financial benefits derived by and financial impact to MACOM therefrom, strength and competitiveness of new product introductions and technology portfolio expansion, including the anticipated rate of new product introductions, anticipated demand for our products, MACOM’s profitability, revenue targets, prospects and growth opportunities in our three primary markets, the potential impact to our business of an economic downturn or recession, anticipated financial and business performance improvements, MACOM’s strategic investment plan, including negotiation and finalization of a definitive agreement with, and receipt of, funding from the Federal and State governments, the estimated financial results for our 2025 fiscal third quarter and the stated business outlook and future results of operations.
These forward-looking statements reflect MACOM’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those indicated by the forward-looking statements, including our ability to develop new products and achieve market acceptance of those products; component shortages or other disruptions in our supply chain, including as a result of geopolitical unrest or otherwise; inflationary pressures; any failure to accurately anticipate demand for our products and effectively manage our inventory; our dependence on a limited number of customers; risks related to any weakening of global economic conditions, including as a result of the evolving impacts from tariffs, sanctions or other trade tensions (including implementation of new tariffs or retaliatory trade measures); our ability to compete effectively; and those other factors described in “Risk Factors” in MACOM’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other filings with the SEC. These forward-looking statements speak only as of the date of this press release, and MACOM undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Discussion Regarding the Use of Historical and Forward-Looking Non-GAAP Financial Measures
In addition to United States Generally Accepted Accounting Principles (“GAAP”) reporting, MACOM provides investors with financial measures that have not been calculated in accordance with GAAP, such as: non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP income from operations and operating margin, non-GAAP EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP income tax rate and non-GAAP interest income. In this release or elsewhere, we may alternatively refer to such non-GAAP measures as “adjusted” measures. This non-GAAP information excludes the effect, where applicable, of intangible amortization expense, share-based compensation expense, non-cash interest, net, acquisition and integration related costs, loss on debt extinguishment and the tax effect of each non-GAAP adjustment.

Management believes these excluded items are not reflective of our underlying performance and uses these non-GAAP financial measures to: evaluate our ongoing operating performance and compare it against prior periods, make operating decisions, forecast future periods, evaluate potential acquisitions, compare our operating performance against peer companies and assess certain compensation programs. We believe this non-GAAP financial information provides additional insight into our ongoing performance and have therefore chosen to provide this information to investors to help them evaluate the results of our ongoing operations and enable more meaningful period-to-period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. We have not provided a reconciliation with respect to any forward-looking non-GAAP financial data presented because we do not have and cannot reliably estimate certain key inputs required to calculate the most comparable GAAP financial data, such as future acquisition costs, the possibility and impact of any litigation costs, changes in our GAAP effective tax rate and impairment charges. We believe these unknown inputs are likely to have a significant impact on any estimate of the comparable GAAP financial data.
Investors are cautioned against placing undue reliance on non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures may have limited value for purposes of drawing comparisons between companies because different companies may calculate similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.
Additional information and management’s assessment regarding why certain items are excluded from our non-GAAP measures are summarized below:
Amortization Expense – is related to acquired intangible assets which are based upon valuation methodologies and are generally amortized over the expected life of the intangible asset at the time of acquisition, which may result in amortization amounts that vary over time. This non-cash expense is not considered by management in making operating decisions.
Share-Based Compensation Expense – includes share-based compensation expense for awards that are equity and liability classified on our balance sheet and the related employer tax expense at vesting. Share-based compensation expense is partially outside of our control due to factors such as stock price volatility and interest rates, which may be unrelated to our operating performance during the period in which the expense is incurred. It is an expense based upon valuation methodologies and assumptions that vary over time, and the amount of the expense can vary significantly between companies. Share-based compensation expense amounts are not considered by management in making operating decisions.
Non-cash Interest, Net – includes amounts associated with the amortization of certain fees associated with the establishment or amendment of our convertible notes that are being amortized over the life of the agreements. We believe these amounts are non-cash in nature, are not correlated to future business operations and do not reflect our ongoing operations.
Acquisition and Integration Related Costs – includes items such as professional fees, employee severance and other costs incurred in connection with acquisitions and integration specific activities which are not expected to have a continuing contribution to operations and the amortization of the fair market step-up value of acquired inventory and fixed assets. We believe the exclusion of these items is useful in providing management a basis to evaluate ongoing operating activities and strategic decision making.
Loss on Debt Extinguishment – includes the loss on exchange of our convertible notes. This loss is primarily non-cash and we do not believe this amount is reflective of our ongoing operations.

Tax Effect of Non-GAAP Adjustments – includes adjustments to arrive at an estimate of our non-GAAP income tax rate associated with our non-GAAP income over a period of time. We determine our non-GAAP income tax rate using applicable rates in taxing jurisdictions and assessing certain factors including our historical and forecast earnings by jurisdiction, discrete items, cash taxes paid in relation to our non-GAAP net income before income taxes and our ability to realize tax assets. We generally assess this non-GAAP income tax rate quarterly and have utilized 3% for our first two fiscal quarters of fiscal year 2025 and for our fiscal year 2024. Our historical effective income tax rate under GAAP has varied significantly from our non-GAAP income tax rate due primarily to income taxed in foreign jurisdictions at generally lower tax rates, research and development tax credits and acquisition expenses. We believe it is beneficial for management to review our non-GAAP income tax rate on a consistent basis over periods of time. Items such as those noted above may have a significant impact on our GAAP income tax expense and associated effective tax rate over time.
Adjusted EBITDA – is a calculation that adds depreciation expense to our adjusted income from operations. Management reviews and utilizes this measure for operational analysis purposes. We believe competitors and others in the financial industry also utilize this measure for analysis purposes.
Incremental Shares – is the number of potential shares of common stock issuable upon the exercise of stock options, restricted stock, restricted stock units and conversion of convertible debt which were not included in the calculation of our GAAP diluted shares. We believe competitors and others in the financial industry utilize this non-GAAP measure for analysis purposes.

* * *
Company Contact:
MACOM Technology Solutions Holdings, Inc.
Stephen Ferranti
Vice President, Corporate Development and Investor Relations
P: 978-656-2977
E: stephen.ferranti@macom.com

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended			Six Months Ended
	April 4, 2025	January 3, 2025	March 29, 2024	April 4, 2025	March 29, 2024

Revenue	$235,887	$218,122	$181,234	$454,009	$338,382
Cost of revenue	105,731	101,013	86,022	206,744	155,860
Gross profit	130,156	117,109	95,212	247,265	182,522
Operating expenses:
Research and development	57,837	60,369	45,621	118,206	85,034
Selling, general and administrative	37,449	39,213	34,184	76,662	71,071
Total operating expenses	95,286	99,582	79,805	194,868	156,105
Income from operations	34,870	17,527	15,407	52,397	26,417
Other income (expense):
Interest income	7,239	7,000	5,366	14,239	10,921
Interest expense	(1,179)	(1,366)	(1,285)	(2,545)	(2,574)
Loss on extinguishment of debt	—	(193,098)	—	(193,098)	—
Total other income (expense)	6,060	(187,464)	4,081	(181,404)	8,347
Income (loss) before income taxes	40,930	(169,937)	19,488	(129,007)	34,764
Income tax expense (benefit)	9,264	(2,407)	4,508	6,857	7,258
Net income (loss)	$31,666	$(167,530)	$14,980	$(135,864)	$27,506

Net income (loss) per share:
Income (loss) per share - Basic	$0.43	$(2.30)	$0.21	$(1.85)	$0.38
Income (loss) per share - Diluted	$0.42	$(2.30)	$0.20	$(1.85)	$0.38
Weighted average common shares:
Shares - Basic	74,358	72,780	72,076	73,540	71,750
Shares - Diluted	75,741	72,780	73,272	73,540	72,779

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	April 4, 2025	September 27, 2024

ASSETS
Current assets:
Cash and cash equivalents	$110,926	$146,806
Short-term investments	570,607	435,082
Accounts receivable, net	131,389	105,700
Inventories	209,332	194,490
Prepaid and other current assets	42,016	21,000
Total current assets	1,064,270	903,078
Property and equipment, net	178,501	176,017
Goodwill and intangible assets, net	418,415	408,289
Deferred income taxes	213,389	212,495
Other long-term assets	44,282	55,761
Total assets	$1,918,857	$1,755,640
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	160,741	—
Accounts payable	61,265	43,202
Accrued liabilities	76,080	64,336
Current portion of finance lease obligations	730	646
Total current liabilities	298,816	108,184
Finance lease obligations, less current portion	30,829	31,130
Financing obligation	8,830	9,006
Long-term debt obligations	339,073	448,281
Other long-term liabilities	38,977	32,696
Total liabilities	716,525	629,297
Stockholders’ equity	1,202,332	1,126,343
Total liabilities and stockholders’ equity	$1,918,857	$1,755,640

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Six Months Ended
	April 4, 2025	March 29, 2024

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(135,864)	$27,506
Depreciation and intangible asset amortization	30,800	31,486
Share-based compensation	44,287	20,747
Deferred income taxes	(2,747)	3,706
Loss on extinguishment of debt	193,098	—
Other adjustments, net	(2,351)	(1,497)
Accounts receivable	(24,724)	(31,327)
Inventories	(14,961)	(12,325)
Accrued and other liabilities	1,647	(2,301)
Change in other operating assets and liabilities	16,161	15,307
Net cash provided by operating activities	105,346	51,302
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business, net	(12,684)	(74,813)
Sales, purchases and maturities of investments	(132,976)	(15,478)
Purchases of property and equipment	(13,498)	(9,782)
Other investing	(7,975)	—
Net cash used in investing activities	(167,133)	(100,073)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible notes	86,629	—
Payments for fee on convertible note exchange and debt issuance costs	(23,126)	—
Payments on finance leases and other	(498)	(703)
Proceeds from stock option exercises and employee stock purchases	4,537	2,849
Common stock withheld for taxes on employee equity awards	(41,260)	(12,522)
Net cash provided by (used in) financing activities	26,282	(10,376)
Foreign currency effect on cash	(375)	185
NET CHANGE IN CASH AND CASH EQUIVALENTS	(35,880)	(58,962)
CASH AND CASH EQUIVALENTS — Beginning of period	146,806	173,952
CASH AND CASH EQUIVALENTS — End of period	$110,926	$114,990

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(unaudited and in thousands, except per share data)

	Three Months Ended						Six Months Ended
	April 4, 2025		January 3, 2025		March 29, 2024		April 4, 2025		March 29, 2024
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Gross profit - GAAP	$130,156	55.2	$117,109	53.7	$95,212	52.5	$247,265	54.5	$182,522	53.9
Amortization expense	3,343	1.4	3,332	1.5	4,200	2.3	6,675	1.5	6,142	1.8
Share-based compensation expense	1,765	0.7	3,498	1.6	1,820	1.0	5,263	1.2	3,370	1.0
Acquisition and integration related costs	356	0.2	1,394	0.6	2,226	1.2	1,750	0.4	4,516	1.3
Adjusted gross profit (Non-GAAP)	$135,620	57.5	$125,333	57.5	$103,458	57.1	$260,953	57.5	$196,550	58.1

	Three Months Ended						Six Months Ended
	April 4, 2025		January 3, 2025		March 29, 2024		April 4, 2025		March 29, 2024
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Operating expenses - GAAP	$95,286	40.4	$99,582	45.7	$79,805	44.0	$194,868	42.9	$156,105	46.1
Amortization expense	(1,617)	(0.7)	(3,177)	(1.5)	(4,121)	(2.3)	(4,794)	(1.1)	(8,919)	(2.6)
Share-based compensation expense	(17,331)	(7.3)	(25,889)	(11.9)	(11,308)	(6.2)	(43,220)	(9.5)	(19,627)	(5.8)
Acquisition and integration related costs	(522)	(0.2)	(605)	(0.3)	(1,107)	(0.6)	(1,127)	(0.2)	(9,751)	(2.9)
Adjusted operating expenses (Non-GAAP)	$75,816	32.1	$69,911	32.1	$63,269	34.9	$145,727	32.1	$117,808	34.8

	Three Months Ended						Six Months Ended
	April 4, 2025		January 3, 2025		March 29, 2024		April 4, 2025		March 29, 2024
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Income from operations - GAAP	$34,870	14.8	$17,527	8.0	$15,407	8.5	$52,397	11.5	$26,417	7.8
Amortization expense	4,960	2.1	6,509	3.0	8,321	4.6	11,469	2.5	15,061	4.5
Share-based compensation expense	19,096	8.1	29,387	13.5	13,128	7.2	48,483	10.7	22,997	6.8
Acquisition and integration related costs	878	0.4	1,999	0.9	3,333	1.8	2,877	0.6	14,267	4.2
Adjusted income from operations (Non-GAAP)	$59,804	25.4	$55,422	25.4	$40,189	22.2	$115,226	25.4	$78,742	23.3

Depreciation expense	6,803	2.9	6,740	3.1	7,253	4.0	13,543	3.0	13,507	4.0
Adjusted EBITDA (Non-GAAP)	$66,607	28.2	$62,162	28.5	$47,442	26.2	$128,769	28.4	$92,249	27.3

	Three Months Ended						Six Months Ended
	April 4, 2025		January 3, 2025		March 29, 2024		April 4, 2025		March 29, 2024
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Net income (loss) - GAAP	$31,666	13.4	$(167,530)	(76.8)	$14,980	8.3	$(135,864)	(29.9)	$27,506	8.1
Amortization expense	4,960	2.1	6,509	3.0	8,321	4.6	11,469	2.5	15,061	4.5
Share-based compensation expense	19,096	8.1	29,387	13.5	13,128	7.2	48,483	10.7	22,997	6.8
Non-cash interest, net	380	0.2	307	0.1	287	0.2	687	0.2	573	0.2
Acquisition and integration related costs	878	0.4	1,999	0.9	3,333	1.8	2,877	0.6	14,267	4.2
Loss on debt extinguishment	—	—	193,098	88.5	—	—	193,098	42.5	—	—
Tax effect of non-GAAP adjustments	7,276	3.1	(4,247)	(1.9)	3,171	1.7	3,029	0.7	4,628	1.4
Adjusted net income (Non-GAAP)	$64,256	27.2	$59,523	27.3	$43,220	23.8	$123,779	27.3	$85,032	25.1

	Three Months Ended						Six Months Ended
	April 4, 2025		January 3, 2025		March 29, 2024		April 4, 2025		March 29, 2024
	Net income	Income per diluted share	Net income (loss)	Income (loss) per diluted share	Net income	Income per diluted share	Net income (loss)	Income (loss) per diluted share	Net income	Income per diluted share
Net income (loss) - GAAP diluted	$31,666	$0.42	$(167,530)	$(2.30)	$14,980	$0.20	$(135,864)	$(1.85)	$27,506	$0.38

Adjusted net income (Non-GAAP)	$64,256	$0.85	$59,523	$0.79	$43,220	$0.59	$123,779	$1.64	$85,032	$1.17

	Three Months Ended			Six Months Ended
	April 4, 2025	January 3, 2025	March 29, 2024	April 4, 2025	March 29, 2024
	Shares	Shares	Shares	Shares	Shares
Diluted shares - GAAP	75,741	72,780	73,272	73,540	72,779
Incremental shares	—	2,835	—	2,127	—
Adjusted diluted shares (Non-GAAP)	75,741	75,615	73,272	75,667	72,779

	Three Months Ended						Six Months Ended
	April 4, 2025		January 3, 2025		March 29, 2024		April 4, 2025		March 29, 2024
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Interest income - GAAP	$7,239	3.1	$7,000	3.2	$5,366	3.0	$14,239	3.1	$10,921	3.2
Interest expense - GAAP	(1,179)	(0.5)	(1,366)	(0.6)	(1,285)	(0.7)	(2,545)	(0.6)	(2,574)	(0.8)
Non-cash interest expense	380	0.2	307	0.1	287	0.2	687	0.2	573	0.2
Adjusted interest income (Non-GAAP)	$6,440	2.7	$5,941	2.7	$4,368	2.4	$12,381	2.7	$8,920	2.6